CONSENT OF ARTHUR J. ODLE, INDEPENDENT AUDITOR

The Board of Directors
Southern Ventures, Inc. and Subsidiaries:


I consent to the use of my reports dated January 30, 1998 and May 15, 1997 which have been included in the registration statement on Form SB-2 and related Prospectus of Southern Ventures, Inc. for the registration of its common stock.

In addition, I give consent to references to my firm under the headings "Selected Consolidated Financial Data," "Change in Independent Auditors," and "Experts" in the prospectus.



"Arthur J. Odle"
Arthur J. Odle, CPA PC
Montgomery, Alabama
March 16, 1998